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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Midland Company on Form S-3 of our report dated February 7, 2002, incorporated by reference in the Annual Report on Form 10-K of The Midland Company for the year ended December 31, 2001 ("Form 10-K") and our report dated March 15, 2002 appearing in the Form 10-K and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
July 17, 2002